UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 11, 2024

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A common stock	LBRDA	The Nasdaq Stock Market LLC
Series C common stock	LBRDK	The Nasdaq Stock Market LLC
Series A Cumulative Redeemable preferred stock	LBRDP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 12, 2024, Liberty Broadband Corporation, a Delaware corporation (“Liberty Broadband”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Charter Communications, Inc., a Delaware corporation (“Charter”), Fusion Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of Charter (“Merger LLC”), and Fusion Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of Merger LLC (“Merger Sub”), whereby subject to the terms thereof, (i) (A) Merger Sub will merge with and into Liberty Broadband (the “Merger”), with Liberty Broadband surviving the Merger as the surviving corporation and a wholly owned subsidiary of Merger LLC; and (B) the Merger will be immediately followed by a merger of, Liberty Broadband, as such surviving corporation, with and into Merger LLC (the “Upstream Merger”, and together with the Merger, the “Combination”), with Merger LLC surviving the Upstream Merger as the surviving company and a wholly owned subsidiary of Charter; and (ii) prior to the effective time of the Merger (the “Effective Time”) (with the exact timing prior to the Effective Time to be determined by Liberty Broadband), Liberty Broadband will divest the business of GCI, LLC, a Delaware limited liability company and a subsidiary of Liberty Broadband (“GCI”), and its subsidiaries by way of a distribution to the holders of Liberty Broadband Common Stock (as defined below) of the equity securities of a to be formed entity that would hold the GCI business (“Spinco”) (unless Charter consents to different terms) (the “GCI Divestiture”, and together with the Combination and the other transactions contemplated by the Merger Agreement, the “Transactions”).

In connection with the Merger Agreement, on November 12, 2024, (i) certain trusts related to Dr. John C. Malone (collectively, the “Malone Stockholders”) entered into a voting agreement (the “Malone Voting Agreement”) and (ii) Gregory B. Maffei and certain related entities (collectively, the “Maffei Stockholders”) entered into a voting agreement (the “Maffei Voting Agreement” and together with the Malone Voting Agreement, the “Voting Agreements”), in each case with Charter and Liberty Broadband, pursuant to which, among other things, the Malone Stockholders and the Maffei Stockholders have agreed, subject to the terms of their respective Voting Agreements, to vote their respective shares of Liberty Broadband Series A Common Stock, par value $0.01 per share (“LBRDA”), Liberty Broadband Series B Common Stock, par value $0.01 per share (“LBRDB”), and Liberty Broadband Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“LBRDP” and together with LBRDA and LBRDB, the “Voting Stock”), in favor of the adoption of the Merger Agreement.

Agreement and Plan of Merger

Upon completion of the Combination, Charter would own and hold, directly or indirectly, all of the assets and liabilities of Liberty Broadband (other than the assets and liabilities of GCI and its subsidiaries), and Merger LLC would ultimately survive the Combination as a wholly owned subsidiary of Charter.

Effect on Liberty Broadband Common Stock. In the Merger Agreement, each share of LBRDA, LBRDB and Liberty Broadband Series C Common Stock, par value $0.01 per share (“LBRDK”, and together with LBRDA and LBRDB, the “Liberty Broadband Common Stock”), issued and outstanding immediately prior to the Effective Time would be automatically converted into and become the right to receive 0.236 of a share (the “Common Exchange Ratio”) of a validly issued, fully paid and nonassessable share of Charter Class A common stock, par value $0.001 per share (“Charter Class A Common Stock” and such consideration, the “Common Consideration”), except that (i) cash (without interest) will be paid in lieu of fractional shares of Charter Class A Common Stock pursuant to the Merger Agreement, (ii) solely with respect to shares of LBRDB held by any person who is entitled to demand and properly demands appraisal of such shares in accordance with, and who complies in all respects with, Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), such shares will not be converted into the right to receive the Common Consideration and instead holders thereof will only be entitled to receive the fair value of such shares as determined in accordance with Section 262, and (iii) each share of Liberty Broadband Common Stock (A) held by Liberty Broadband as treasury stock or by any of its wholly owned subsidiaries immediately prior to the Effective Time or (B) owned by Charter or any of its wholly owned subsidiaries immediately prior to the Effective Time, in each case, will automatically be cancelled without consideration.

Effect on Liberty Broadband Preferred Stock. In the Merger Agreement, each share of LBRDP issued and outstanding immediately prior to the Effective Time would automatically be converted into and become the right to receive one validly issued, fully paid and nonassessable share of Charter’s Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Charter Preferred Stock”) (such consideration, the “Preferred Consideration”, and together with the Common Consideration, the “Merger Consideration”), except that each share of LBRDP (i) held by Liberty Broadband as treasury stock or by any of its wholly owned subsidiaries immediately prior to the Effective Time or (ii) owned by Charter or any of its wholly owned subsidiaries immediately prior to the Effective Time, in each case, will automatically be cancelled without consideration.

Effect on Equity Awards. Effective as of ten (10) business days prior to the Effective Time (or such other date on or around that time as may be determined by the Liberty Board (as defined below) (or authorized committee thereof)), restricted stock awards and restricted stock units (other than restricted stock units held by GCI employees) that are outstanding at such time will automatically accelerate and become fully vested (in the case of restricted stock units, with applicable performance goals in respect of performance periods that are incomplete at such time, if any, being deemed satisfied at 100% of target) and all shares of Liberty Broadband Common Stock subject to the applicable award, less applicable tax withholdings, that are outstanding as of the Effective Time will be treated as outstanding shares of Liberty Broadband Common Stock in the Merger and entitled to Common Consideration. Stock options to purchase Liberty Broadband Common Stock outstanding immediately prior to the Effective Time will automatically be converted into the right to receive a number of validly issued, fully paid and nonassessable shares of Charter Class A Common Stock (rounded down to the nearest whole share) equal to the quotient of (x) the product of (i) the excess, if any, of the Merger Consideration Value (as defined in the Merger Agreement) over the per share exercise price of such stock option multiplied by (ii) the number of shares of Liberty Broadband Common Stock subject to the stock option immediately prior to the Effective Time, divided by (y) the Parent Closing Price (as defined in the Merger Agreement), less applicable tax withholdings.

Closing Conditions. The closing of the Merger (the “Closing”) is subject to certain customary conditions, including (among others): (i) the adoption of the Merger Agreement by the affirmative vote of holders of a majority of the aggregate voting power of the outstanding shares of Voting Stock entitled to vote thereon, voting together as a single class; (ii) the adoption of the Merger Agreement by the affirmative vote of holders of at least a majority of the aggregate voting power of the outstanding shares of Voting Stock entitled to vote thereon (excluding certain specified holders, including Charter, the Malone Stockholders and the Maffei Stockholders, amongst others) voting together as a separate class (i.e., a majority of the unaffiliated vote) (collectively with the approval contemplated by clause (i), the “Liberty Broadband Requisite Approvals”); (iii) the approval of the issuance of the shares of Charter Class A Common Stock and Charter Preferred Stock under the Merger Agreement by the affirmative vote of the holders of a majority of the votes cast by the holders of Charter Class A Common Stock (including common units of Charter Communications Holdings, LLC (“Charter Holdings”) held by A/N (as defined below) on an as-if-exchanged basis); (iv) the approval of the Merger Agreement and the Transactions, including the Merger, by the affirmative vote of holders of a majority of the aggregate voting power of the outstanding shares of Charter Class A Common Stock (including common units of Charter Holdings held by A/N on an as-if-exchanged basis) entitled to vote thereon (other than certain specified holders, including Liberty Broadband, the Malone Stockholders and the Maffei Stockholders, amongst others) (i.e., a majority of the unaffiliated vote) (collectively with the approval contemplated by clause (iii), the “Charter Requisite Approvals”); (v) to the extent applicable, any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any commitments by the parties not to close before a certain date under a timing agreement entered into with a governmental authority, in each case, in respect of the Combination or the conversion of the Liberty Broadband capital stock pursuant to the Merger Agreement shall have expired or early termination thereof shall have been granted; (vi) the absence of any order or law that enjoins or otherwise prohibits the closing of the Combination or any of the other transactions contemplated by the Merger Agreement and related transaction documents; (vii) an effective registration statement on Form S-4 with respect to the Merger Consideration to be issued in the Merger; (vii) the authorization for listing of the shares of Charter Common Stock and Charter Preferred Stock to be issued as Merger Consideration on The Nasdaq Stock Market LLC; (viii) in the case of Charter’s obligation to close, the consummation of the GCI Divestiture and (ix) the receipt by Liberty Broadband and Charter of opinions from their respective advisors regarding the intended qualification of the Combination as a “reorganization” for U.S. federal income tax purposes.

GCI Divestiture. Prior to the Effective Time (with the exact timing determined by Liberty Broadband), Liberty Broadband is required to complete the GCI Divestiture. At the time of the completion of the GCI Divestiture, Spinco will hold all of the businesses, assets and liabilities of GCI and its subsidiaries. The GCI Divestiture remains subject to approval by the board of directors (or a duly authorized committee thereof) of Liberty Broadband (the “Liberty Board”) and will be taxable to Liberty Broadband and its stockholders, with Charter agreeing to bear the corporate level tax liabilities resulting from the GCI Divestiture following the Merger. On completion of the Combination, Charter will succeed to Liberty Broadband’s tax liabilities resulting from the GCI Divesture. Liberty Broadband and Spinco will enter into a tax receivables agreement (the “TRA”) pursuant to which Spinco will pay Liberty Broadband for 100% of the tax benefit arising from the tax gain corresponding to any cash tax payable in excess of $420 million. At the closing of the Combination, Charter will become a party to the TRA and succeed to Liberty Broadband’s rights and obligations thereunder.

Parent Owned Company Shares. Subject to the Stockholders Agreement (as defined below), including any voting limitations or restrictions therein, Liberty Broadband will vote all shares of Charter Class A Common Stock in favor of the issuance of shares of Charter Class A Common Stock and Charter Preferred Stock in connection with the Merger.

Representations, Warranties and Covenants. The Merger Agreement includes certain customary representations, warranties and covenants of Liberty Broadband, Charter, Merger Sub and Merger LLC. In addition, each of Liberty Broadband and Charter has agreed to customary “no-shop” restrictions prohibiting each party from soliciting alternative proposals from or participating in any discussions or negotiations with, third parties regarding alternative acquisition proposals. The Liberty Board has agreed to recommend that holders of shares of Voting Stock (including the disinterested holders of Voting Stock, as discussed above) vote in favor of the adoption of the Merger Agreement, subject to the right to change its recommendation if the Liberty Board determines, in good faith and in connection with an intervening event or superior proposal, after, among other things, consulting with its outside legal counsel and its outside financial advisor, that failure to make such change would be inconsistent with its fiduciary duties under applicable law. In the event that the Liberty Board changes its recommendation, Charter has the right to terminate the Merger Agreement prior to the receipt of the Liberty Broadband Requisite Approvals and receive from Liberty Broadband a termination fee equal to $460 million. In addition, the board of directors of Charter (the “Charter Board”) has agreed to recommend that (i) holders of shares of Charter capital stock vote in favor of the approval of (i) the issuance of shares of Charter Class Common Stock and Charter Preferred Stock as part of the Merger Consideration in the Merger and (ii) disinterested holders of shares of Charter capital stock vote in favor of the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, subject to the right to change its recommendation if the special committee of the Charter Board (the “Special Committee”) or the Charter Board (acting on the recommendation of the Special Committee) determines, in good faith and in connection with an intervening event or superior proposal, after, among other things, consulting with its outside legal counsel and its outside financial advisor, that failure to make such change would be inconsistent with its fiduciary duties under applicable law. In the event that the Special Committee or the Charter Board changes its recommendation, Liberty Broadband has the right to terminate the Merger Agreement prior to the receipt of the Charter Requisite Approvals and receive from Charter a termination fee equal to $460 million.

Termination. The Merger Agreement, in addition to certain customary termination provisions and the right of Charter to terminate the Merger Agreement following a change of recommendation of the Liberty Board as discussed above or the right of Liberty Broadband to terminate the Merger Agreement following a change of recommendation of the Special Committee or Charter Board as discussed above, provides that Liberty Broadband or Charter may terminate the Merger Agreement, subject to certain limitations, if (i) the Merger has not been consummated on or before August 31, 2027, (ii) the Liberty Broadband Requisite Approvals are not obtained at a meeting thereof called for the purpose of approving such matter or (iii) the Charter Requisite Approvals are not obtained at a meeting thereof called for the purpose of approving such matters.

Pro Forma Ownership. Assuming the consummation of the Combination on November 12, 2024, (i) former holders of Liberty Broadband Common Stock would own in the aggregate shares of Charter Class A Common Stock representing approximately 23.0% of the total number of outstanding shares of Charter Class A Common Stock (including common units of Charter Holdings held by A/N (as defined below) on an as-if-exchanged basis), (ii) former holders of LBRDP would own in the aggregate all outstanding shares of Charter Preferred Stock with a redemption value of $180 million and (iii) former holders of Liberty Broadband Common Stock and LBRDP would own, in the aggregate, approximately 24.2% of the voting power of Charter (including common units of Charter Holdings held by A/N on an as-if-exchanged basis). The foregoing percentages are based on approximately 158.7 million shares of Charter Class A Common Stock (including common units of Charter Holdings held by A/N on an as-if-exchanged basis), approximately 142.8 million shares of Liberty Broadband Common Stock and 7.2 million shares of LBRDP, in each case, outstanding as of November 12, 2024.

Approval and Recommendation. The Liberty Board has unanimously approved the Merger Agreement, the other transaction documents and the transactions contemplated thereby, including the Merger, and recommended that the holders of shares of Voting Stock (including the disinterested holders of shares of Voting Stock) adopt the Merger Agreement, subject to certain exceptions set forth in the Merger Agreement. Based on the unanimous recommendation of the Special Committee, the Charter Board has unanimously approved the Merger Agreement and the transactions contemplated thereby and resolved to recommend that the Charter stockholders vote in favor of the approval of the stock issuance and the Merger Agreement and the transactions contemplated thereby, subject to certain exceptions set forth in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and the terms of which are incorporated by reference herein.

Voting Agreements

The Voting Agreements, as applicable, provide that, among other things, (i) the Malone Stockholders have agreed to vote or cause to be voted their respective shares of Voting Stock, representing approximately 48% of the total voting power of the issued and outstanding shares of Voting Stock in the aggregate, and (ii) the Maffei Stockholders have agreed to vote or cause to be voted their respective shares of Voting Stock, representing approximately 4% of the total voting power of the issued and outstanding shares of Voting Stock in the aggregate, in each case in favor of, among other things, the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, except that in the event that the Liberty Board changes its recommendation and Charter elects not to terminate the Merger Agreement prior to the Liberty Broadband stockholder meeting, the Malone Stockholders will only be obligated to vote shares representing the sum of (x) 33.37% of the total voting power of the shares of Voting Stock minus (y) the aggregate voting power of the shares of Voting Stock held by the Maffei Stockholders, in favor thereof, with any shares in excess of such amount to be voted on such matters in the same proportion as voted by the Liberty Broadband stockholders other than the Malone Stockholders and the Maffei Stockholders. In addition, each of the Malone Stockholders and Maffei Stockholders has agreed to (i) certain restrictions on transfers of its shares of Voting Stock, (ii) subject to certain exceptions, certain restrictions on conversions of its shares of LBRDB into shares of LBRDA or LBRDK and (iii) waive any appraisal rights to which it may be entitled pursuant to applicable law in connection with the Merger.

In addition, subject to certain conditions, including that the Liberty Board has not changed its recommendation, the Malone Stockholders and Maffei Stockholders, as applicable, have agreed to vote their respective shares of Voting Stock subject to their respective Voting Agreements against any action or proposal in favor of any Alternative Company Transaction (as defined in the Merger Agreement) and certain other matters. The Voting Agreements will automatically terminate upon, among other events, the termination of the Merger Agreement in accordance with its terms. Under the Voting Agreements, each of Liberty Broadband and, effective from and following the Effective Time, Charter, jointly and severally, has agreed to indemnify each Malone Stockholder and each Maffei Stockholder, as applicable, for certain losses incurred in connection with or arising out of the Voting Agreement or the performance of such Malone Stockholder’s or Maffei Stockholder’s, as applicable, obligations thereunder, including, subject to certain conditions, reasonable fees and expenses of such Malone Stockholder or Maffei Stockholder, as applicable, incurred in the defense of any claim brought by a third party relating thereto. In addition, Liberty Broadband has agreed to pay up to $200,000 in the aggregate of reasonable out-of-pocket costs and expenses (which cap excludes any and all filing fees payable under the HSR Act) incurred by the Malone Stockholders or the Maffei Stockholders, as applicable, in connection with the preparation, negotiation, execution and delivery of their respective Voting Agreement.

The Voting Agreements will terminate upon, among other events, the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by the full text of the respective Voting Agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 and the terms of which are incorporated by reference herein.

Stockholders and Letter Agreement Amendment

Simultaneously with the execution and delivery of this Merger Agreement, Charter, Liberty Broadband and Advance/Newhouse Partnership, a New York general partnership (“A/N”) have entered into an amendment (the “Stockholders and Letter Agreement Amendment”) to (i) that certain Second Amended and Restated Stockholders Agreement, dated as of May 23, 2015 (as amended, the “Stockholders Agreement”), by and among Charter, Liberty Broadband, and A/N, and (ii) that certain Letter Agreement, dated as of February 23, 2021 (the “Letter Agreement”), by and between Charter and Liberty Broadband. The Stockholders and Letter Agreement Amendment sets forth certain agreements relating to the governance of Charter and the participation of Liberty Broadband in Charter’s share repurchase program.

Interim Merger Period Stock Repurchases. Pursuant to the Stockholders and Letter Agreement Amendment, each month during the pendency of the proposed Transactions, Charter will repurchase shares of Charter Class A Common Stock from Liberty Broadband in an amount equal to the greater of (i) $100 million, and (ii) an amount such that immediately after giving effect thereto, Liberty Broadband would have sufficient cash to satisfy certain obligations as set forth in the Stockholders and Letter Agreement Amendment and Merger Agreement, provided that if any repurchase would reduce Liberty Broadband’s equity interest in Charter below 25.25% after giving effect to such repurchase or if all or a portion of such repurchase is not permitted under applicable law, then Charter shall instead loan to Liberty Broadband an amount equal to the lesser of (x) the repurchase amount that cannot be repurchased and (y) the Liberty Broadband minimum liquidity threshold less the repurchase amount that is repurchased, with such loan on the terms set forth in the Stockholders and Letter Agreement Amendment. From and after the date Liberty Broadband’s exchangeable debentures are no longer outstanding, the amount of monthly repurchases will be the lesser of (i) $100 million and (ii) an amount equal to the sum of (x) an amount such that immediately after giving effect thereto, Liberty Broadband would satisfy certain minimum liquidity requirements as set forth in the Stockholders and Letter Agreement Amendment and (y) the aggregate outstanding principal amount of the Liberty Broadband margin loan.

Board Committees. During the pendency of the proposed Transactions, each of the designees that have been appointed by Liberty Broadband to Charter’s Compensation and Benefits Committee (the “CBC”) will not participate, in their capacity as a member of the CBC, in any discussions or decisions relating to the hiring, firing or compensation of the Chief Executive Officer or Chief Financial Officer of Charter.

Termination. The Stockholders and Letter Agreement Amendment terminates automatically upon the first monthly repurchase determination date following the termination of the Merger Agreement. Upon any such termination, the Cap (as defined in the Stockholders Agreement) in respect of Liberty Broadband for all purposes under the Stockholders Agreement and the Letter Agreement will be permanently amended to mean (a) in respect of A/N, the greatest of (i) A/N’s Equity Interest (as defined in the Stockholders Agreement) issued at Closing (as defined in the Stockholders Agreement); (ii) 25% and (iii) the Voting Cap (as defined in the Stockholders Agreement) applicable to the A/N Parties (as defined in the Stockholders Agreement) and (b) in respect of Liberty Broadband, the greater of (i) the Liberty Broadband Parties’ (as defined in the Stockholders Agreement) Equity Interest in Charter calculated on a fully exchanged basis and fully diluted basis as of the date of the transaction termination (and without taking into account any pending repurchases from Liberty Broadband pursuant to the Letter Agreement or the Stockholders and Letter Agreement Amendment) and (ii) the Voting Cap applicable to the Liberty Parties (as defined in the Stockholders Agreement).

The foregoing description of the Stockholders and Letter Agreement Amendment does not purport to be complete and is qualified in its entirety by the full text of the Stockholders and Letter Agreement Amendment, a copy of which is filed herewith as Exhibit 10.3 and the terms of which are incorporated by reference herein.

Exchange Side Letter Agreement

Exchange. In connection with the entry into the Merger Agreement, Liberty Broadband entered into an Exchange Side Letter Agreement (the “Exchange Side Letter”) with its Chairman of the Board, John C. Malone, and certain of the Malone Stockholders (collectively, the “JCM Exchange Holders”), whereby, among other things, the JCM Exchange Holders agreed to an arrangement under which Liberty Broadband will have the right, in connection with the GCI Divestiture, to exchange certain shares of LBRDB held by such JCM Exchange Holders for shares of LBRDK on a one-for-one basis (the “Exchange”) to avoid the application of certain related party rules that otherwise could limit the availability of certain tax benefits to Spinco following the GCI Divestiture. If the Merger Agreement is terminated without the Closing having occurred but following the consummation of the Exchange (the “Exchange Closing”), and unless otherwise agreed to in writing by the JCM Exchange Holders and Liberty Broadband, the Exchange will be automatically rescinded and treated as if neither the Exchange nor the Exchange Closing had ever occurred.

Amendment to Existing Exchange Agreement. Further, pursuant to the terms of the Exchange Side Letter, the parties thereto agreed to amend certain provisions of that certain Exchange Agreement, dated as of June 13, 2022, by and among Liberty Broadband and certain of the JCM Exchange Holders (the “Exchange Agreement”), to provide that (i) solely in connection with the GCI Divestiture, Malone Series C Exchangeable Shares (as defined in the Exchange Agreement) will not be exchanged for shares of LBRDB and the holders of such Malone Series C Exchangeable Shares will receive the same per share consideration received by holders of shares of LBRDK, (ii) Liberty Broadband waives its right to obligate the JCM Exchange Holders to enter into an exchange agreement with Spinco in connection with the GCI Divestiture, (iii) the Exchange Agreement would not be terminated as a result of the JCM Exchange Holders falling below 20% voting power in connection with the GCI Divestiture, and (iv) following the Exchange and prior to any termination of the Merger Agreement, none of the Malone Series C Exchangeable Shares will be exchanged for shares of LBRDB. All of the independent directors of the Liberty Board approved the amendments to, and waiver under, the Exchange Agreement.

The foregoing description of the Exchange Side Letter does not purport to be complete and is qualified in its entirety by the full text of the Exchange Side Letter, a copy of which is filed herewith as Exhibit 10.5 and the terms of which are incorporated by reference herein.

Other Agreements

Simultaneously with the entry into the Merger Agreement, certain additional related agreements were entered into by Liberty Broadband and Charter, including:

•	an Assumption and Joinder Agreement to Tax Sharing Agreement, by and among Liberty Broadband, Charter, Grizzly Merger Sub 1, LLC (successor to GCI Liberty, Inc.) (“Grizzly”) and Qurate Retail, Inc. (“Qurate Retail”) (the “Tax Sharing Joinder Agreement”), pursuant to which Charter agreed to assume, effective at the Effective Time, Grizzly and Liberty Broadband’s rights and obligations under the Tax Sharing Agreement, dated as of March 9, 2018, by and between Qurate Retail and Grizzly (the “Tax Sharing Agreement”); and

•	an Assumption and Joinder Agreement to Indemnification Agreement, by and among Liberty Broadband, Charter, Grizzly, LV Bridge, LLC, Qurate Retail and Liberty Interactive LLC (the “Indemnification Joinder Agreement” and together with the Tax Sharing Joinder Agreement, the “Joinder Agreements”), pursuant to which Charter agreed to assume, effective at the Effective Time, Grizzly and Liberty Broadband’s rights and obligations under the Indemnification Agreement, dated as of March 9, 2018, by and among Grizzly, Qurate Retail, Liberty Interactive LLC and LV Bridge, LLC (the “Indemnification Agreement”).

The foregoing descriptions of the Tax Sharing Joinder Agreement, the Tax Sharing Agreement, the Indemnification Joinder Agreement and the Indemnification Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the applicable agreements, copies of which are attached as Exhibits 10.5, 10.6, 10.7 and 10.8 hereto and incorporated herein by reference.

The Merger Agreement, the Voting Agreements, the Stockholders and Letter Agreement Amendment, the Exchange Side Letter and the Joinder Agreements (collectively, the “Transaction Documents”) and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Transaction Documents, the GCI Divestiture, the Merger and the other transactions contemplated by such agreements. It is not intended to provide any other factual information about Liberty Broadband, Charter, Merger LLC, Merger Sub or their respective subsidiaries or affiliates, or equityholders. The representations, warranties, covenants and agreements set forth in the applicable Transaction Documents were made only for the purposes of that agreement and as of specific dates, were made solely for the benefit of the respective parties to the Transaction Documents (and the express third party beneficiaries described therein), as applicable, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to the Transaction Documents instead of establishing these matters as facts, as well as by information contained in each party’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should be aware that the representations, warranties, covenants and agreements or any description thereof may not reflect the actual state of facts or condition of Liberty Broadband, Charter, Merger LLC, Merger Sub, or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date the Transaction Documents, as applicable, which subsequent information may or may not be fully reflected in public disclosures by Liberty Broadband or Charter. Accordingly, the representations and warranties in the Transaction Documents, as applicable, should not be relied on as characterization of the actual state of facts about Liberty Broadband, Charter, Merger LLC or Merger Sub.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Pursuant to and in accordance with the Exchange Side Letter and in connection with the transactions contemplated in the Merger Agreement, concurrent with the GCI Divestiture, the Malone Group (as defined in the Exchange Side Letter) will exchange a certain number of shares of LBRDB for shares of LBRDK (the “Exchange”) to be issued by Liberty Broadband, and following the Exchange, pursuant to and only in accordance with the Exchange Side Letter, the Malone Group may exchange back such shares of LBRDK for shares of LBRDB (the “Rescission”). Such shares of LBRDK to be issued in the Exchange and such shares of LBRDB to potentially be issued in the Rescission, if applicable, will not have been registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c)

On November 11, 2024, Mr. Maffei, the President and Chief Executive Officer, and a member of the Board of Directors of Liberty Broadband, notified Liberty Broadband that he will be stepping down from these roles at the end of 2024. Liberty Broadband’s Chairman, Mr. Malone, will assume the additional role of interim Chief Executive Officer of Liberty Broadband at that time.

The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K relating to Mr. Malone is hereby incorporated by reference to Liberty Broadband’s Proxy Statement for its 2024 Annual Meeting, as filed with the Securities and Exchange Commission (“SEC”) on April 25, 2024.

Item 7.01. Regulation FD Disclosure

On November 13, 2024, Liberty Broadband and Charter issued a joint press release announcing that they have entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of Liberty Broadband under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated November 12, 2024, by and among Liberty Broadband Corporation, Charter Communications, Inc., Fusion Merger Sub 1, LLC and Fusion Merger Sub 2, Inc.
10.1	Voting Agreement, dated November 12, 2024, by and among Liberty Broadband Corporation, Charter Communications, Inc., The John C. Malone 1995 Revocable Trust, The Leslie A. Malone 1995 Revocable Trust, The Malone Family Land Preservation Foundation and the John C. Malone June 2003 Charitable Unitrust
10.2	Voting Agreement, dated November 12, 2024, by and among Liberty Broadband Corporation, Charter Communications, Inc., Gregory B. Maffei, Maven GRAT 1, LLC, Maven 2017-1 GRAT, LLC and the Maffei Foundation
10.3	Amendment No. 1 to the Second Amended and Restated Stockholders Agreement and the Letter Agreement, dated November 12, 2024, by and among Liberty Broadband Corporation, Charter Communications, Inc. and Advance/Newhouse Partnership
10.4	Exchange Side Letter Agreement, dated November 12, 2024, by and among Liberty Broadband Corporation, John C. Malone, The John C. Malone 1995 Revocable Trust, The Leslie A. Malone 1995 Revocable Trust and the John C. Malone June 2003 Charitable Unitrust
10.5	Assumption and Joinder Agreement to Tax Sharing Agreement, made and entered into as of November 12, 2024, by and among Liberty Broadband Corporation, Charter Communications, Inc., Grizzly Merger Sub 1, LLC and Qurate Retail, Inc.
10.6	Assumption and Joinder Agreement to Indemnification Agreement, made and entered into as of November 12, 2024, by and among Liberty Broadband Corporation, Charter Communications, Inc., Grizzly Merger Sub 1, LLC, Qurate Retail, Inc., Liberty Interactive LLC and LV Bridge, LLC.
99.1	Joint Press Release, dated November 13, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Liberty Broadband hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission (“SEC”); provided, however, that Liberty Broadband may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including certain statements relating to the completion of the proposed transaction, the timing of the proposed transaction and other matters related to such proposed transaction. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied by such statements, including, but not limited to: historical financial information may not be representative of future results; there may be significant transaction costs and integration costs in connection with the proposed transaction (including significant tax liability); the effect of the announcement of the proposed transaction on the ability of Liberty Broadband and Charter to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; the parties may not realize the potential benefits of the proposed transaction in the near term or at all; the satisfaction of all conditions to the proposed transaction (including stockholder and regulatory approvals); the ability of Liberty Broadband to consummate the spin-off of its GCI business; the proposed transaction may not be consummated; Liberty Broadband and Charter may need to use resources that are needed in other parts of its business to do so; there may be liabilities that are not known, probable or estimable at this time; the proposed transaction may result in the diversion of management’s time and attention to issues relating to the proposed transaction and integration; unfavorable outcome of legal proceedings; risks related to disruption of management time from ongoing business operations due to the proposed transaction; risks inherent to the business may result in additional strategic and operational risks, which may impact Liberty Broadband’s and/or Charter’s risk profiles, which each company may not be able to mitigate effectively; and other risks and uncertainties detailed in periodic reports that Liberty Broadband and Charter file with the SEC. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Liberty Broadband and Charter expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Broadband’s or Charter’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Broadband and Charter, including their most recent Forms 10-K and 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports Liberty Broadband or Charter subsequently file with the SEC, for additional information about Liberty Broadband and Charter and about the risks and uncertainties related to Liberty Broadband’s and Charter’s businesses which may affect the statements made in this Current Report on Form 8-K.

Additional Information

Nothing in this Current Report on Form 8-K shall constitute a solicitation to buy or an offer to sell shares of common stock of Liberty Broadband or Charter. The proposed offer and issuance of shares of Charter common stock and Charter preferred stock in the proposed transaction will be made only pursuant to an effective registration statement on Form S-4, including a joint proxy statement of Liberty Broadband and Charter and prospectus of Charter. LIBERTY BROADBAND AND CHARTER STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT WHEN IT IS AVAILABLE, TOGETHER WITH ALL RELEVANT SEC FILINGS REGARDING THE PROPOSED TRANSACTION, AND ANY OTHER RELEVANT DOCUMENTS FILED AS EXHIBITS THEREWITH, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. After the registration statement is declared effective, the joint proxy statement/prospectus and other relevant materials for the proposed transaction will be mailed to all Liberty Broadband and Charter stockholders. Copies of these SEC filings will be available, free of charge, at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Liberty Broadband Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5700 or Charter Communications, Inc., 400 Washington Boulevard, Stamford, Connecticut 06902, Attention: Media, (203) 905-7801.

Participants in a Solicitation

Liberty Broadband anticipates that the following individuals will be participants (the “Liberty Broadband Participants”) in the solicitation of proxies from holders of Liberty Broadband’s LBRDA and LBRDB common stock and LBRDP preferred stock in connection with the proposed transaction: John C. Malone, Chairman of the Liberty Board, Gregg L. Engles, Julie D. Frist, Richard R. Green, Sue Ann R. Hamilton, J. David Wargo and John E. Welsh III, all of whom are members of the Liberty Board, Gregory B. Maffei, Liberty Broadband’s President, Chief Executive Officer and Director, and Brian J. Wendling, Liberty Broadband’s Chief Accounting Officer and Principal Financial Officer. Information regarding the Liberty Broadband Participants, including a description of their direct or indirect interests, by security holdings or otherwise, and Liberty Broadband’s transactions with related persons can be found under the captions “Proposal 1 – The Election of Directors Proposal”, “Director Compensation”, “Proposal 3 – The Incentive Plan Proposal”, “Proposal 4 – The Say-On-Pay Proposal”, “Executive Officers”, “Executive Compensation”, “Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management” and “Certain Relationships and Related Party Transactions” contained in Liberty Broadband’s definitive proxy statement for its 2024 annual meeting of stockholders (the “Liberty Proxy Statement”), which was filed with the SEC on April 25, 2024 and is available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/1611983/000110465924051479/tm242809d6_def14a.htm. To the extent that certain Liberty Broadband Participants or their affiliates have acquired or disposed of security holdings since the “as of” date disclosed in the Liberty Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 or amendments to beneficial ownership reports on Schedules 13D filed with the SEC, which are available at: https://www.sec.gov/edgar/browse/?CIK=1611983&owner=exclude. Additional information regarding the Liberty Broadband Participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for Liberty Broadband’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the contemplated transactions when they become available. These documents can be obtained free of charge from the sources indicated above.

Charter anticipates that the following individuals will be participants (the “Charter Participants”) in the solicitation of proxies from holders of Charter Common Stock in connection with the proposed transaction: Eric L. Zinterhofer, Non-Executive Chairman of the Charter Board, W. Lance Conn, Kim C. Goodman, Gregory B. Maffei, John D. Markley, Jr., David C. Merritt, James E. Meyer, Steven A. Miron, Balan Nair, Michael A. Newhouse, Mauricio Ramos and Carolyn J. Slaski, all of whom are members of the Charter Board, Christopher L. Winfrey, President, Chief Executive Officer and Director, Jessica M. Fischer, Chief Financial Officer, and Kevin D. Howard, Executive Vice President, Chief Accounting Officer and Controller. Information regarding the Charter Participants, including a description of their direct or indirect interests, by security holdings or otherwise, and Charter’s transactions with related persons can be found under the captions “Proposal No. 1: Election of Directors”, “Compensation Committee Interlocks and Insider Participation”, “Compensation Discussion and Analysis”, “Certain Beneficial Owners of Charter Class A Common Stock”, “Certain Relationships and Related Transactions”, “Proposal No. 2: Increase the Number of Shares in 2019 Stock Incentive Plan”, “Pay Versus Performance” and “CEO Pay Ratio” contained in Charter’s definitive proxy statement for its 2024 annual meeting of stockholders (the “Charter Proxy Statement”), which was filed with the SEC on March 14, 2024 and is available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/1091667/000119312524067965/d534477ddef14a.htm. To the extent that certain Charter Participants or their affiliates have acquired or disposed of security holdings since the “as of” date disclosed in the Charter Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4, which are available at: https://www.sec.gov/edgar/browse/?CIK=1091667&owner=exclude. Additional information regarding certain of the Charter Participants in the proxy solicitation and a description of their interests will be contained in the information statement and other relevant materials to be filed with the SEC in respect of the contemplated transactions when they become available. These documents can be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2024

LIBERTY BROADBAND CORPORATION

By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Vice President and Secretary